Exhibit 99.9

AVIZA TECHNOLOGY, INC.

SERIES B-1 PREFERRED STOCK PURCHASE AGREEMENT

September 27, 2005

TABLE OF CONTENTS

1.	Purchase and Sale of Preferred Stock

	1.1	Sale and Issuance of Series B-1 Preferred Stock
	1.2	Closing; Delivery

2.	Representations and Warranties of the Purchasers

	2.1	Authorization
	2.2	Experience; Accredited Investor
	2.3	Purchase Entirely for Own Account
	2.4	Restricted Securities
	2.5	No Public Market
	2.6	Residence
	2.7	Further Restrictions on Disposition
	2.8	Legends

3.	Miscellaneous

	3.1	Transfer; Successors and Assigns
	3.2	Governing Law; Jurisdiction
	3.3	Counterparts
	3.4	Titles and Subtitles
	3.5	Fees and Expenses
	3.6	Amendments and Waivers
	3.7	Severability
	3.8	Entire Agreement
	3.9	California Corporate Securities Law
	3.10	Relationship

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AVIZA TECHNOLOGY, INC.

SERIES B-1 PREFERRED STOCK PURCHASE AGREEMENT

This Series B-1 Preferred Stock Purchase Agreement (this “Agreement”) is made as of September 27, 2005 by and among Aviza Technology, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto (each a “Purchaser” and together the “Purchasers”).

The parties agree as follows:

1.                                       Purchase and Sale of Preferred Stock.

1.1                                 Sale and Issuance of Series B-1 Preferred Stock.

(a)                                  On or before the Closing, the Company shall have filed with the Secretary of State of the State of Delaware the Fourth Amended and Restated Certificate of Incorporation in the form attached as Exhibit B hereto (the “Certificate of Incorporation”).

(b)                                 Upon the terms and subject to the conditions set forth in this Agreement, each Purchaser agrees to purchase and the Company agrees to sell and issue to such Purchaser, at the Closing, that number of shares of the Company’s Series B-1 Preferred Stock, par value $100 per share (the “Series B-1 Preferred Stock”), set forth opposite each such Purchaser’s name on Exhibit A hereto at a purchase price of $100 per share.  The shares of Series B-1 Preferred Stock issued to the Purchasers pursuant to this Agreement are referred to in this Agreement as “Securities.”  The Securities will have the rights, preferences and privileges set forth in the Certificate of Incorporation.

1.2                                 Closing; Delivery.

(a)                                  The purchase and sale of the Securities shall take place at the offices of Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California, at 10:00 a.m., on the date hereof, or at such other time and place as the Company and the Purchasers scheduled to purchase at least a majority of the Securities mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b)                                 At the Closing, the Company shall deliver to each Purchaser a certificate representing the Securities being purchased by such Purchaser against payment of the purchase price therefor by wire transfer to the Company’s bank account.

2.                                       Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that as of the date hereof and as of the Closing:

2.1                                 Authorization.  Such Purchaser has full power and authority to enter into and perform its obligations under this Agreement.  This Agreement, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.2                                 Experience; Accredited Investor.  Such Purchaser has experience as an investor in securities, including securities of companies in the developmental stage, and acknowledges that it can bear the economic risk of its investment in the Securities.  Such Purchaser has, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent thereof, directly or indirectly, the capacity to evaluate the merits and risks of an investment in the Securities and to protect its own interests in connection with its purchase of the Securities.  Such Purchaser has the financial capacity to bear the risk of this investment.  Such Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.3                                 Purchase Entirely for Own Account.  The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account (or a trust account if such Purchaser is a nominee), not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any of the Securities.  The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  The Purchaser has not been formed for the specific purpose of acquiring the Securities.

2.4                                 Restricted Securities.  The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations and warranties expressed herein.  The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.  Such Purchaser acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 2.4 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

2.5                                 No Public Market.  The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

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2.6                                 Residence.  The office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser as set forth on Exhibit A hereto.

2.7                                 Further Restrictions on Disposition.  Without in any way limiting the provisions of Section 2.4, such Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2, and any of the following conditions apply:  (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with such registration statement or (b) (i) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably acceptable to the Company, that such disposition will not require registration under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances or for transfers made pursuant to the last sentence of this Section 2.7.  Notwithstanding clauses (a) and (b), no such registration statement or opinion shall be required for a transfer by a Purchaser to its (1) affiliate; (2) current or former constituent partner or member or (3) stockholder.

2.8                                 Legends.  Such Purchaser understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends until they are no longer required by law or the provisions of this Agreement:

(a)                                  “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)                                 Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

The legend set forth above shall be removed by the Company from any certificate evidencing Securities upon the valid transfer of the Securities pursuant to a registration statement or in compliance with Rule 144 under the Securities Act or upon delivery to the Company of an opinion, in form and substance and by counsel reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Securities were issued.

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3.                                       Miscellaneous.

3.1                                 Transfer; Successors and Assigns.  This Agreement and any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2                                 Governing Law; Jurisdiction.  This Agreement shall be governed in all respects by the laws of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

3.3                                 Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

3.4                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5                                 Fees and Expenses.  The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement.  The Company shall bear the expenses and legal fees incurred on behalf of the Purchasers with respect to this Agreement.

3.6                                 Amendments and Waivers.  Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the parties hereto.

3.7                                 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement; (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

3.8                                 Entire Agreement.  This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly canceled.

3.9                                 California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR

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RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

3.10                           Relationship.  This Agreement is not intended to create a partnership, franchise, joint venture, agency or a fiduciary or employment relationship.

(Signature Pages Follow)

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The parties have executed this Series B-1 Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick Charles O’Connor
	Name:	Patrick Charles O’Connor
	Title:	Chief Financial Officer

[Signature Page to Aviza Series B-1 Preferred Stock Purchase Agreement]

The parties have executed this Series B-1 Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS:

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.

By:	VantagePoint Venture Associates IV, L.L.C., its General Partner

By:	/s/ Alan E. Salzman
	Name:	Alan E. Salzman
	Title:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV, L.P.

By:	VantagePoint Venture Associates IV, L.L.C., its General Partner

By:	/s/ Alan E. Salzman
	Name:	Alan E. Salzman
	Title:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.

By:	VantagePoint Venture Associates IV, L.L.C., its General Partner

By:	/s/ Alan E. Salzman
	Name:	Alan E. Salzman
	Title:	Managing Member

EXHIBITS

Exhibit A	Schedule of Purchasers

Exhibit B	Form of Fourth Amended and Restated Certificate of Incorporation

EXHIBIT A

SCHEDULE OF PURCHASERS

Name/Address/Fax No.	Shares

VantagePoint Venture Partners IV(Q), L.P. 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066 (650) 869-6078 (fax)	81,540

VantagePoint Venture Partners IV, L.P. 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066 (650) 869-6078 (fax)	8,163

VantagePoint Venture Partners IV Principals Fund, L.P. 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066 (650) 869-6078 (fax)	297

TOTAL	90,000

EXHIBIT B

FORM OF FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION